Exhibit C

                                CSW Energy, Inc.
                               Statement of Income
                 For the Twelve Months Ended September 30, 2000
                                   (Unaudited)
                                    ($000's)



OPERATING REVENUE:
              Electric revenues                                        $70,924
              Thermal revenues                                           1,123
              Equity in Income from energy projects                     18,907
              Operating and mantenance contract services                11,872
              Construction contract revenue                             76,704
              Other                                                     58,187
                                                                 --------------
                          Total operating revenue                      237,717


OPERATING EXPENSES:
              Fuel                                                      46,321
              Operating, maintnance and supplies                         5,756
              Depreciation and amortization                              2,436
              Salaries, wages and benefits                              14,202
              Construction contract expenses                            85,666
              General and administrative                                11,003
              Operating and maintenance contract services                6,466
                                                                  --------------
                          Total operating expenses                     171,850

INCOME FROM OPERATIONS                                                  65,867

OTHER INCOME (EXPENSE)
              Interest income                                           42,547
              Interest expense                                         (33,874)
              Other, net                                                    98
                                                                   ------------
                          Total other (expense)                          8,771

INCOME  BEFORE INCOME TAXES                                             74,638

PROVISION  FOR INCOME TAXES                                             31,635
                                                                   ------------

               Net income                                               43,003

EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE                                  (569)
                                                                   ------------

                                                                       $43,572
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